Exhibit 10.31



                            STOCK PURCHASE AGREEMENT


This Stock Purchase Agreement (this "Stock Purchase Agreement") is made as of October 18, 2000 by and between netcruise.com, inc., a New Jersey corporation (the "Company"), and Active Media Services, Inc., a Delaware corporation
(the "Purchaser").

         WHEREAS, the Company and Purchaser are entering into an Agreement of even date herewith (the "Trade Agreement"), whereby the Purchaser will provide and the Company will purchase, media, goods and/or services which shall be paid for in part by a trade credit in the amount of $5,000,000 (the "Trade Credit") issued by the Purchaser to the Company in exchange for 5,000,000 shares (the "Shares") of the common stock, par value $.0001 per share, of the Company
("Common Stock") sold to the Purchaser pursuant to this Stock Purchase Agreement; and

         WHEREAS, the Company and Purchaser are also entering into a Purchaser Rights Agreement in connection with the Shares, substantially in the form attached hereto as Exhibit A and made a part hereto.

         The parties hereto agree as follows:


                                    SECTION 1
                           PURCHASE AND SALE OF STOCK

         Purchase and Sale of Common Stock. Subject to the terms and conditions of this Stock Purchase Agreement, the Trade Agreement the Purchaser Rights Agreement and the Lockup Agreement, the Purchaser agrees to purchase, and the Company agrees to sell and issue at the Closing 5,000,000 Shares of Common Stock to the Purchaser in exchange for the Trade Credit in the amount of $5,000,000, of which 250,000 Shares will, at the direction of Purchaser, be issued by the Company directly to Amy Appell as compensation for brokerage services provided by David Appell. The Company and the Purchaser agree that the Shares and the Trade Credit represent full consideration for the other.

                                    SECTION 2
                                     CLOSING

         Closing. The purchase and sale of the Shares shall take place at the offices of the Purchaser, One Blue Hill Plaza, Pearl River, New York 10965, on October 25, 2000, or at such other time and place as the Company and the Purchaser mutually agree upon (the "Closing"), it being agreed that the Closing may take place by mail with proper escrow instructions. At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares that the Purchaser is purchasing at the Closing.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions attached hereto as specifically identifying the subsection of this Section 3 to which each such exception relates, the Company hereby represents and warrants to the Purchaser as of the date hereof as follows:

         3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or financial condition.

         3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Stock Purchase Agreement, the Trade Agreement, the Purchaser Rights Agreement and the Lockup Agreement (collectively, the "Related Agreements"), to sell and issue the Shares to Purchaser hereunder, and to carry out and perform its obligations under the terms of this Stock Purchase Agreement and each of the Related Agreements and the transactions contemplated hereby and thereby.

3.3 Subsidiaries. The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.4 Capitalization and Voting Rights. The authorized capital stock of the Company consists, or will consist after the Closing, of (i) 75,000,000 shares of Common Stock, of which 28,472,304 shares will be issued and outstanding, inclusive of the 5,000,000 shares of Common Stock issued pursuant to this Stock Purchase Agreement, (ii) 25,000,000 shares of preferred stock, $.0001 par value per share (the "Preferred Stock"), of which 0 shares are issued and outstanding, (iii) warrants to purchase 4,040,605 shares of Common Stock and
(iv) options to purchase 6,500,000 shares of Common Stock under the Company's Stock Incentive Plan of which 1,715,000 options have been granted pursuant to that Plan. All issued and outstanding shares will have been duly authorized and validly issued, fully paid and nonassessable and issued in compliance with federal and state securities law. Except as listed in Section 3.4 of the Schedule of Exceptions, there are no outstanding options, warrants, conversion rights, preemptive rights, rights of first refusal, or similar rights presently outstanding to purchase or otherwise acquire from the Company any securities of the Company and no agreements or understandings with respect thereto.

         3.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Stock Purchase Agreement and the Related Agreements by the Company, the authorization, sale, issuance (or reservation for issuance) and delivery of the Shares and the performance of all of the Company's obligations hereunder and under the Related Agreements have been taken as of the date of this Stock Purchase Agreement. This Stock Purchase Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.6 Valid Issuance of Stock. The Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Stock Purchase Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws, and the Shares will be free and clear of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws.
Except as set forth in the Related Agreements and subject to restrictions on transfer under state and/or federal securities laws, the Shares are not subject to any preemptive rights, rights of first refusal or restrictions on transfer.

         3.7 Litigation. There are (i) no actions, suits, proceedings, or investigations pending or threatened against the Company or its properties before any court or governmental agency (and, there is no basis thereof), and
(ii) to the Company's knowledge, no actions, suits, proceedings or investigations are pending or threatened against its employees that may relate to their employment with, or conduct on behalf of, the Company, or that question the validity of this Stock Purchase Agreement, the Related Agreements or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to any writ, order, decree, injunction or judgment of any court, governmental agency, or instrumentality (nor, to the best of the Company's knowledge based upon reasonable investigation, is there any reasonable basis therefor or threat thereof). There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

         3.8 Registration Rights and Voting. Except as provided in this Stock Purchase Agreement or the Related Agreements or Section 3.8 of the Schedule of Exceptions, the Company is not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of the Company's securities.

3.9 Governmental Consents. No consent, approval, qualification or authorization of registration, designation, declaration or filing with, any local, state or federal governmental authority on the part of the Company is required in connection with the valid execution, delivery or performance of this Stock Purchase Agreement or the Related Agreements, or the offer, sale or issuance of the Shares or the consummation of any transaction contemplated hereby, except such additional filings as will be made by the Company to comply with applicable state and federal securities laws, and with applicable general corporation laws of the various states.

         3.10 Intellectual Property. Except as set forth on Section 3.10 of the Schedule of Exceptions, the Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes and other information necessary for its business as now conducted and as proposed to be conducted (each such item, the "Company Intellectual Property") without, to the knowledge of the Company, any conflict with or infringement of the rights of others.
Section 3.10 of the Schedule of Exceptions contains a complete list of patents, trademarks and copyrights of the Company throughout the world and pending applications therefor and registrations, renewals, extensions and the like thereof. Except for proprietary information agreements with its own employees or consultants and standard end-user license agreements and as listed in Section
3.10 of the Schedule of Exceptions, there are no outstanding options, licenses, or agreements of any kind relating to any of the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes and information of any other person or entity. The Company has not received any communications alleging, nor does the Company have reason to believe, that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity, and is not aware of any reasonable basis therefor or threat thereof. The Company is not aware that any of its employees, agents or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's efforts to promote the interests of the Company, or that would conflict with the Company's business as it is presently proposed to be conducted. The Company is not aware of any violation or infringement by a third party of any of the Company Intellectual Property. Neither the execution nor delivery of this Stock Purchase Agreement or the Related Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed will, to the Company's knowledge after reasonable investigation, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Except as set forth on Section 3.10 of the Schedule of Exceptions, the Company has no plan to, and does not believe it is or will be necessary to utilize any inventions of any of its employees (or individuals it currently intends to hire) made prior to their employment by the Company that would infringe the rights of others.

3.11 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         3.12 Broker's and Finders' Fees. Other than the issuance of 250,000 Shares to Amy Appell and the issuance of $250,000 of Trade Credit to David Appell, as compensation for the brokerage services provided by David Appell, the Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Stock Purchase Agreement or any transaction contemplated hereby.

         3.13 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any mortgage, indenture, agreement, instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Stock Purchase Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its properties or assets.

         3.14 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company are in the forms provided to the Purchaser's counsel. Neither the stockholders nor the board of directors of the Company have taken any action relating to a merger, consolidation, sale of the Company's assets or business, liquidation, dissolution or any other reorganization of the Company.

         3.15 Disclosure. The Company has provided the Purchaser with all of the information which the Purchaser has requested in connection with the execution of this Stock Purchase Agreement and the purchase of the Shares. No representation or warranty of the Company contained in this Stock Purchase Agreement, the Related Agreements, or any certificate furnished or to be furnished to the Purchaser at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         3.16     SEC Filings; Financial Statements.

         (a) The Company has timely filed and made available to Purchaser all documents filed or required to be filed by the Company pursuant to all applicable federal and state securities laws (the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of federal and state securities laws, rules and regulations and other applicable laws, rules and regulations and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Stock Purchase Agreement, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any documents pursuant to any applicable federal or state securities laws that have not already been filed.

         (b) As of their respective dates, each of the Company's financial statements (including, in each case, any related notes) that are contained in the Company SEC Reports complied in all material respects with applicable accounting requirements and complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto. Each of the Company's financial statements was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q), and fairly presented in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         (c) Neither the Company nor any subsidiary of the Company has incurred or paid any liability since December 31, 1999, except for such liabilities that were (i) incurred or paid in the ordinary course of business consistent with current operating practice, (ii) not reasonably likely to have, individually or in the aggregate, a material adverse effect on the business or operations of the Company, (iii) incurred or paid in connection with the transactions contemplated by this Stock Purchase Agreement, (iv) accrued or reserved against in the Company's financial statements that were delivered prior to the date of this Stock Purchase Agreement, or (v) accrued or reserved against in the Company's financial statements contained or otherwise disclosed in the Company SEC Reports.

         3.17 5.88Absence of Certain Changes or Events. Since December 31, 1999, except as disclosed in the Company's financial statements or in the Company SEC Reports, there have been no events, changes, or occurrences (whether or not covered by insurance) which have had, or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties or financial condition of the Company.

         3.18 Board Approval. The Board of Directors of the Company has, as of the date of this Stock Purchase Agreement, (i) determined that the sale of Shares is fair to, advisable and in the best interests of the Company and its stockholders and (ii) duly approved this Stock Purchase Agreement, the Related Agreements and the issuance and sale of the Shares to the Purchaser.

3.19 Stockholder Approval. No consent or approval of the stockholders of the Company is required or necessary for the Company to enter into this Stock Purchase Agreement or any of the Related Agreements.


         3.20 Private Placement. Subject to the truth and accuracy of the Purchaser's representations set forth in this Stock Purchase Agreement, the offer, sale and issuance of the Shares as contemplated in this Stock Purchase Agreement is exempt from the registration requirements of the Securities Act.


                                    SECTION 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

4.1 Organization; Corporate Power. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws.

         4.2 Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         4.3 Investment. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been, and will not be when issued, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

         4.4 Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

         4.5 Access to Information. The Purchaser has had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. The Purchaser understands that a purchase of the Shares involves a high degree of risk, and there can be no assurance the Company's business objectives will be obtained.

         4.6 Authorization; Corporate Power. The Purchaser has all requisite legal power and authority to execute and deliver this Stock Purchase Agreement and the Related Agreements and to carry out and perform its obligations under the terms of this Stock Purchase Agreement and the Related Agreements and the transactions contemplated hereby and thereby. This Stock Purchase Agreement and each of the Related Agreements, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 Non-Limitation. The foregoing representations and warranties, however, do not limit or modify the representations and warranties of the Company in Section 3 of this Stock Purchase Agreement or the right of the Purchaser to rely thereon.

4.8 Legends. It is understood that each certificate representing the Shares shall bear a legend substantially as follows:



"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED UNLESS: (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (2) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SAID ACT WILL BE INVOLVED IN SUCH TRANSFER."

                                    SECTION 5
            CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT THE CLOSING

         The obligations of the Purchaser under this Stock Purchase Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Stock Purchase Agreement shall be true on and as of the Closing.

         5.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company as of the Closing.

         5.3 Blue Sky Compliance. The Company shall have complied with, and the offer and sale of the Shares pursuant to this Stock Purchase Agreement shall be effective under, all state securities or blue sky laws applicable thereto.

         5.4 Proceedings Satisfactory; Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Stock Purchase Agreement and all documents and papers relating to such transactions shall be satisfactory to the Purchaser, in the reasonable exercise of the judgment of the Purchaser. The Company shall have delivered to the Purchaser a certificate dated as of the Closing, signed by an officer of the Company certifying that the conditions set forth in above Sections 5.1 and 5.2 have been satisfied.

5.5 Related Agreements. The Company shall have signed and delivered to the Purchaser this Stock Purchase Agreement and the Related Agreements.

5.6 Opinion of Counsel. The Purchaser shall have received an opinion of Scheichet & Davis, P.C., counsel to the Company, covering the matters listed on Exhibit B to this Stock Purchase Agreement.

5.7 OTCBB Eligibility. The Shares shall be eligible for trading on the OTC Bulletin Board.

         5.8 Broker's Fee. The Company shall have issued 250,000 Shares of Common Stock to Amy Appell as compensation for the brokerage services provided by David Appell and such issuance shall be evidenced by the delivery of a stock certificate.

         5.9 Waiver. The Purchaser shall have received from the Company a written waiver executed by Joseph Perri, the principal shareholder of the
Company ("Perri"), pursuant to which Perri waives his right under the Anti-Dilution Option Agreement dated March 1, 2000 between Perri and the Company to purchase additional shares of the Company's $.0001 par value common stock which would otherwise arise as a result of the sale by the Company of the Shares of Common Stock sold to Purchaser under this Stock Purchase Agreement.

                                    SECTION 6
             CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING

         The obligations of the Company under this Stock Purchase Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 of this Stock Purchase Agreement shall be true on and as of the Closing.

         6.2 Performance. The Purchaser shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by the Purchaser as of the Closing.

         6.3 Blue Sky Compliance. The offer and sale of the Shares pursuant to this Stock Purchase Agreement shall be effective under the securities laws of any applicable states as necessary to offer and sell the Shares to the Purchaser.

                                    SECTION 7
                      POST-CLOSING COVENANTS OF THE COMPANY

7.1 Securities Laws Compliance. The Company shall make in a timely manner any filings required by the securities and/or blue sky laws of any applicable jurisdiction.

         7.2 Books and Records. The Company shall maintain complete and accurate records and books of account in which entries shall be made in accordance with generally accepted accounting principles consistently applied, reflecting all transactions of the Company.

         7.3 Insurance. The Company shall use commercially reasonable efforts to obtain, as soon as practicable after the Closing, insurance with recognized insurers, sufficient in amount, subject to reasonable deductibles, to allow the Company to replace any of the Company's material properties that may be damaged or destroyed.

         7.4 Shareholder Rights. The Company hereby covenants and agrees that if the Company and/or any of the Company's successors or assigns ("Successors") shall, at any time after the date of this Stock Purchase Agreement, grant any rights to a holder of any class of securities of the Company or such Successors, including, without limitation, any registration rights, repurchase rights, preferential voting rights or dividend rights, the Company shall, or shall cause such Successors to promptly give the Purchaser notice of such rights and shall, simultaneously grant the Purchaser the same such right on at least as favorable terms and conditions.

                                    SECTION 8
                                  MISCELLANEOUS

         8.1 Entire Agreement; Successors and Assigns. This Stock Purchase Agreement and the exhibits hereto constitute the entire agreement between the Company and the Purchaser relative to the subject matter hereof and supersede any previous agreement between the Company and the Purchaser. Subject to the exceptions specifically set forth in this Stock Purchase Agreement, the terms and conditions of this Stock Purchase Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         8.2 Governing Law. This Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into and wholly to be performed within the State of New York by New York residents.

         8.3 Counterparts. This Stock Purchase Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         8.4 Headings. The section headings of this Stock Purchase Agreement are for convenience and shall not by themselves determine the interpretation of this Stock Purchase Agreement.

         8.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or delivery by overnight courier, or five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Stock Purchase Agreement, and (ii) if to the Purchaser, as set forth below the Purchaser's name on the signature page of this Stock Purchase Agreement.

         8.6 Survival of Warranties. The representations, warranties and covenants of the parties contained in or made pursuant to this Stock Purchase Agreement shall survive the execution and delivery of this Stock Purchase Agreement and the Closing; provided, however, that, except as provided above, the representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing.

8.7 Amendment of Agreement. Any provision of this Stock Purchase Agreement may be amended by a written instrument signed by the Company and the Purchaser.

         8.8 Finders' Fees. Each of the Company and the Purchaser will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Stock Purchase Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

         8.9 Facsimile Signatures. It is agreed that telefax or facsimile copies of this Stock Purchase Agreement and any related documents shall be fully binding and effective for all purposes whether or not original documents are ever received by the parties. However, each party agrees to promptly forward originally executed documents to the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date above set forth.



                             netcruise.com, inc., a New Jersey corporation 2401 Morris Avenue
                             Union, New Jersey 07083



                                            By:      /s/
                                             Lawrence E. Burk
                                                    President

                           Active Media Services, Inc., a Delaware corporation One Blue Hill Plaza
                           Pearl River, New York 10965


                           By:      /s/
                                              Arthur Wagner
                                              President

                             Schedule of Exceptions

Section 3.3 Netcruise Interactive, Inc., and Corporate Travel Link, Inc. are wholly-owned subsidiaries of the Company, and Sammys Travel World, Inc. is an 80%-owned subsidiary of the Company. All of the subsidiaries are New Jersey corporations.

Section 3.4 As described in the Company's Form 8-K Report with an event date of February 17, 2000, the Company entered into an Anti-Dilution Option Agreement dated March 1, 2000 with Joseph Perri, the principal shareholder of the Company, which granted to Mr. Perri the right to maintain his percentage interest in the issued and outstanding $.0001 par value common stock of the Company by purchasing additional shares for a purchase price of $.20 per share in the event the Company sells or issues to third parties additional shares of its $.0001 par value common stock or other securities convertible into its $.0001 par value common stock.

Section 3.7 As described in the Company's Form 8-K Report with an event date of February 17, 2000, the Company entered into an agreement settling litigation with a former officer, in which the Company agreed that if the former officer sells up to 193,216 shares of the Company's $.0001 par value common stock owned by him in the public securities markets in a reasonable manner relative to the market conditions at the time of sale and does not obtain a net sale price (after commission charges) of at least $2.25 per share, the Company will pay the former officer the difference between the net sales price actually received by him and the sum of $2.25 per share (the "Sale Price Difference") within 45 days after submission to the Company of appropriate documentation. The former officer agreed that if the Company provides notice to him of a bona fide opportunity to sell all of his remaining shares of the common stock for not less than the net sale price of $2.25 per share and he does not promptly accept that offer, then the Company's obligation to pay him the Sale Price Difference will be canceled.

         The Company's obligation to pay the Sale Price Difference is secured by a $434,736 first lien security interest in the assets of the Company and Corporate Travel Link, Inc., which will be canceled when the Company's obligation to pay the Sale Price Difference is canceled or concluded.

Section 3.8 The Company has a pending private placement of a minimum of 1,400,000 and a maximum of 4,000,000 shares of its $.0001 par value common stock in which "piggy-back" registration rights are offered to subscribers. None of the shares have been sold as of the date of this agreement.

Section 3.10 The Company owns the rights to the travel Web site named "netcruise.com" and a license for proprietary "Parallel Addressing Video" ("PAV") technology for travel related applications, together with computer software and other intellectual property related to the travel business, pursuant to an April 24, 2000 Software License and Domain Name Assignment agreement with United Internet Technologies, Inc.

                                   Schedule A

                           Purchaser Rights Agreement

                                   Schedule B

              Matters as to which The Company's Counsel will Opine.

                          See Attachment to Schedule B.